UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 24, 2020 (September 20, 2020)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1550 Market St. #425, Denver, Colorado 80202

(Address of Principal Executive Offices)

(509) 459-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities register pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	RLH	New York Stock Exchange

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2020, in light of the substantial completion of Company’s transition to an asset-light franchise model, the Board of Directors of Red Lion Hotels Corporation (the “Company”) eliminated the position of Chief Operating Officer. As a result, Gary L. Sims, who was instrumental in this transition, and has served as Chief Operating Officer since June 25, 2018, will be leaving the Company as of October 15, 2020, and the current functions of the COO will be distributed among the Company’s remaining executive team. There were no disagreements between the Company and Mr. Sims on any matter relating to the Company’s operations, policies or practices which led to his departure.

Mr. Sims’s separation from the Company is a termination “without cause” within the meaning of that certain offer letter, dated May 25, 2018, as amended, between the Company and Mr. Sims (which agreement and amendment have previously been filed with the SEC), and he will be entitled to receive upon his departure, conditional upon his execution and delivery of a separation agreement and release of claims, a lump sum severance payment in an amount equal to one-half of his annual base salary, or $175,000.

Item 8.01 Other Events.

On September 20, 2020, the Board of Directors of the Company also promoted Judith A. Jarvis to Executive Vice President and General Counsel. Ms. Jarvis currently most recently served as the Company’s Senior Vice President and Associate General Counsel, a position she held since October 1, 2016, and previously was the Vice President of Legal Affairs and Chief Legal Officer of Vantage Hospitality Group, Inc., from November 8, 2008, through September 30, 2016. A 1989 graduate of the University of Miami School of Law, Ms. Jarvis has practiced corporate, securities, and franchising law since 1990, after serving as Law Clerk to the Chief Judge of the United States Court of Federal Claims. Ms. Jarvis also is an Adjunct Professor of Law at Nova Southeastern Law Center, where she teaches a Franchising Law Workshop and has taught Gambling Law and Securities Law, among other courses, intermittently since 2000. In connection with her promotion, Ms. Jarvis will be entitled to receive a base salary equal to $225,000 annually, and will be eligible to participate in the short-term bonus plans and long-term equity plans consistent with those offered to other executive officers of the Company. There are no arrangements or understandings between Ms. Jarvis and any other persons pursuant to which she was selected as an officer and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in Red Lion Hotels Corporation’s Annual Report on Form 10-K and other of Red Lion Hotels Corporation’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Date: September 24, 2020	By:	/s/ Gary A. Kohn
Gary A. Kohn
Executive Vice President
Chief Financial Officer and Treasurer